EXHIBIT 23.3
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                         CONSENT OF INDEPENDENT AUDITORS

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment #1 to Registration Statement on Form S-3 for Triarc Companies, Inc. of our report dated February 18, 2003, except for
Note 16 as to which the date is March 25, 2003, relating to the consolidated financial statements of Encore Capital Group, Inc. as of and for the years ended December 31, 2002 and 2001 appearing in the 2002 Annual Report on Form 10-K for Triarc Companies, Inc.

/s/ BDO SEIDMAN, LLP
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Costa Mesa, California

December 19, 2003